Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Dawn M. Jaffray, hereby certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of Westaff, Inc. (the “Company”), that, to the best of my knowledge;

(1)                                  The Quarterly Report of the Company on Form 10-Q for the period ended January 26, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2008

By:	/s/ Dawn M. Jaffray
Dawn M. Jaffray
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by § 906 has been provided to Westaff, Inc. and will be retained by Westaff, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.